Exhibit 10.5

INTERDIGITAL, INC.
TERM SHEET FOR STOCK OPTION AWARD
InterDigital, Inc. (the “Company”), hereby grants to Grantee named below the number of options specified below (the “Award”), upon the terms and subject to the conditions set forth in this Term Sheet, the Plan specified below (the “Plan”), the Company’s Long-Term Compensation Program (the “LTCP”) and the Standard Terms and Conditions (the “Standard Terms and Conditions”) adopted under the Plan the LTCP and provided to Grantee, each as amended from time to time. Each option subject to this Award represents the right to purchase shares of the Company’s Common Stock at the exercise price specified below, subject to the conditions set forth in this Term Sheet, the Plan, the LTCP and the Standard Terms and Conditions. This Award is granted pursuant to the Plan and the LTCP is subject to and qualified in its entirety by the Standard Terms and Conditions. Capitalized terms not defined herein have the meanings set forth in the Plan, the LTCP or the Standard Terms and Conditions.

Plan:	The Company’s 2009 Stock Incentive Plan.
Name of Grantee:
Grant Number:
Grant Date:	[__________, 2013]
Expiration Date:	The seventh anniversary of the Grant Date
Number of Options:
Type of Options:	[Incentive Stock Option or Non-Qualified Stock Option]
Exercise Price:
Vesting Schedule:	The Award vests with respect to one-third of the Options on each of the three anniversaries of the Grant Date, provided that the Award may vest earlier pursuant to the Standard Terms and Conditions.
By accepting this Term Sheet, Grantee acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Term Sheet, the Plan, the LTCP and the Standard Terms and Conditions.

INTERDIGITAL, INC.

____________________________	BY:_________________________________________
William J. Merritt, President and CEO

GRANTEE

____________________________	_________________________________________

INTERDIGITAL, INC.

STANDARD TERMS AND CONDITIONS FOR STOCK OPTION AWARD
(Stock Option Award – 2013-2015 Cycle)
These Standard Terms and Conditions apply to any Award of stock options granted to employees of the Company on or after January 1, 2013 under the InterDigital, Inc. 2009 Stock Incentive Plan (the “Plan”) and the InterDigital Long-Term Compensation Program (the “LTCP”), each as amended or modified from time to time, which are evidenced by a Term Sheet (as defined below) or an action of the Administrator that specifically refers to these Standard Terms and Conditions.
1.Definitions. Capitalized terms not defined herein shall have the meanings set forth in the Term Sheet, the LTCP or the Plan. As used herein:
(a) “Applicable Fraction” means the number of Company payroll periods during the Restricted Period for which Grantee was employed by the Company divided by the total number of Company payroll periods during the Restricted Period.
(b)“Cause” has the definition given to such term in the LTCP.
(c)“Change in Control” has the definition give to such term in the LTCP.
(d)“Disability” has the definition given to such term in the LTCP.
(e) “Good Reason” has the definition given to such term in the LTCP.
(f)“Restricted Period” means the period beginning on the Grant Date and ending on the third anniversary of the Grant Date.
(g) “Vesting Date” has the definition given to such term in the Term Sheet.
2.Grant of Options.
(a)    The Company has granted to Grantee named in the Term Sheet provided to said Grantee herewith (the “Term Sheet”) an award (the “Award”) of an option to purchase a number of shares of the Company’s Common Stock specified in the Term Sheet at the exercise price per share of Common Stock specified in the Term Sheet, upon the terms and subject to the conditions set forth in the Term Sheet, these Standard Terms and Conditions, the LTCP and the Plan, each as amended from time to time. For purposes of these Standard Terms and Conditions and the Term Sheet, any reference to the Company shall, unless the context requires otherwise, include a reference to any Subsidiary.
(b)    If designated in the Term Sheet as an Incentive Stock Option, the option subject to the Award is intended to qualify as an “incentive stock option” within the meaning of Sections 421 and 422 of the Code as now constituted or subsequently amended (“Incentive Stock Option”). However, to the extent that the option subject to the Award exceeds the $100,000 limit in Section 422 of the Code, such excess option subject to the Award shall be treated as a Non-Qualified Stock Option. Further, if for any reason this Award (or portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such option subject to the Award (or portion thereof) shall be regarded as a Non-Qualified Stock Option granted under the Plan. If designated in the Term Sheet as a Non-Qualified Stock Option, the option subject to the Award is not intended to qualify as an Incentive Stock Option. In no event shall the Company or any of its respective employees or directors have any liability to Grantee (or any other person) due to the failure of the Award to qualify for any reason as an Incentive Stock Option.
3.Restrictions on Award. Subject to the terms and conditions set forth herein, in the Term Sheet, in the LTCP and in the Plan, Grantee shall not be permitted to sell, transfer, pledge or assign the Award or the Shares subject to the Award except by will or by the laws of descent and distribution, and the option subject to the Award is exercisable during the Grantee’s life only by the Grantee. No such transfer occurring as a result of Grantee’s death shall be effective to bind the Company unless the Administrator shall have been furnished with a copy of the applicable will or such other evidence as the Administrator may deem necessary to establish the validity of the transfer.
4.Vesting and Forfeiture.
(c)    The Award shall not be vested as of the Grant Date set forth in the Term Sheet and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Term Sheet and these Standard Terms and Conditions. After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions, the Term Sheet, and the Plan, the Award shall become vested as described in the Vesting Schedule of the Term Sheet; provided that the Grantee remains continuously employed by the Company through each applicable Vesting Date.
(d)    The Award shall expire and cease to be exercisable on the Expiration Date set forth in the Term Sheet, unless the Award expires sooner as set forth below or in the Plan. Except as set forth below, upon the date Grantee’s service as an employee of the Company terminates for any reason, the then unvested portion of the Award shall be forfeited by Grantee and cancelled and surrendered to the Company without payment of any consideration to Grantee. The vested portion of the Award may be exercised for up to six months after the termination of Grantee’s employment for any reason or for no reason, at which time the Award will terminate, unless one of the following circumstances exists:
(i) Grantee’s employment terminates due to Disability, in which case the Award shall expire on the earlier of the Expiration Date set forth in the Term Sheet or twelve months following such termination due to Disability.
(ii) Grantee’s employment terminates due to death or Grantee’s death occurs within three months following termination for any reason, in which event the Award shall expire on the earlier of the Expiration Date set forth in the Term Sheet or twelve months after Grantee’s death.
(iv) Grantee’s employment is terminated by the Company for Cause, in which case the entire Award, whether or not then vested and exercisable, shall be immediately forfeited and canceled as of the date of such termination.
(v) Grantee’s employment is terminated by the Company without Cause (and other than by reason of Grantee’s death or Disability), in which case a prorated portion of the then unvested portion of the Award shall vest upon termination and the vested portion of the Award shall remain exercisable until the earlier of the Expiration Date set forth in the Term Sheet or six months after Grantee’s termination of employment, at which time the Award will expire. That pro-rata portion will be determined by multiplying the total number of shares subject to this Award by the Applicable Fraction.
(vi) Grantee’s employment is terminated, within one year following a Change in Control, either by the Company without Cause (and other than by reason of Grantee’s death or Disability) or upon Grantee’s resignation for Good Reason, in which 100% of then unvested portion of the Award shall vest upon termination and the vested portion of the Award shall remain exercisable until the earlier of the Expiration Date set forth in the Term Sheet or six months after Grantee’s termination of employment.
For the avoidance of doubt, this Award may be exercised following termination only as to that number of shares as to which it was vested or became vested on the date of termination.
5.Exercise. To exercise the Option (or any part thereof), the Grantee shall deliver to the Company a “notice of exercise” in the form and manner specified by the Administrator, specifying the number of whole shares of Common Stock the Grantee wishes to purchase and how the Grantee’s shares of Common Stock should be registered (in the Grantee’s name only or in the Grantee’s and the Grantee’s spouse’s names as community property or as joint tenants with right of survivorship). The Company shall not be obligated to issue any shares of Common Stock until the Grantee shall have paid the total exercise price for that number of shares of Common Stock. The exercise price may be paid in Common Stock, cash or a combination thereof, including an irrevocable commitment by a broker to pay over such amount from a sale of the Common Stock issuable under the Award, the delivery of previously owned Common Stock, withholding of shares of Common Stock deliverable upon exercise of the Option, or in such other manners as may be permitted by the Administrator. Fractional shares may not be exercised. Shares of Common Stock will be issued as soon as practical after exercise. Notwithstanding the above, the Company shall not be obligated to deliver any shares of Common Stock during any period when the Company determines that the exercisability of the Award or the delivery of shares of Common Stock hereunder would violate any federal, state or other applicable laws.
6.Withholding Taxes. It shall be a condition to the Company’s obligation to issue and deliver shares of Common Stock in settlement of the Award that Grantee (or the person to whom ownership rights may have passed by will or the laws of descent and distribution) pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold federal, state, or local income or other taxes. If the amount required is not paid, the Company may refuse to deliver the shares of Common Stock in settlement of the Award until such amount is paid. The Administrator may, in its discretion, permit a Grantee (or the person to whom ownership rights may have passed by will or the laws of descent and distribution) to pay all or a portion of the amount required by the Company for such tax withholding, at such time and in such manner as the Administrator shall deem to be appropriate, including by authorizing the Company to withhold from the shares of Common Stock to be delivered upon exercise, or by agreeing to surrender to the Company on or about the date such tax liability is determinable, shares of Common Stock having a Fair Market Value on such date equal to the amount of such tax liability or a specified portion of such tax liability.
7.Rights as Stockholder. Grantee will not be entitled to any privileges of ownership of the shares of Common Stock (including, without limitation, any voting rights) underlying the Award (whether or not vested) unless and until shares of Common Stock are actually delivered to Grantee hereunder.
8.Notices. Any notice to the Company shall be made in care of the Administrator to the office of the General Counsel, at the Company’s main office in Wilmington, Delaware. All notices shall be deemed to have been given when hand-delivered or mailed, first class postage prepaid, and shall be irrevocable once given.
9.Securities Laws. The Administrator may from time to time impose any conditions on the Award (or the underlying Shares) as it deems necessary or advisable to comply with applicable securities laws.
10.Award Not to Affect Employment. The award granted hereunder shall not confer upon Grantee any right to continue employment with the Company.
11.Miscellaneous.
(e)    The address for Grantee to which notice, demands and other communications to be given or delivered under or by reason of the provisions hereof shall be Grantee’s address as reflected in the Company’s personnel records.
(f)    Grantee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him/her any taxes required to be withheld by federal, state or local law in connection with this Award.
(g)    These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.
(h)    In addition to these Standard Terms and Conditions, the Award shall be subject to the terms of the Plan and the Term Sheet, which are incorporated into these Standard Terms and Conditions by this reference. In the event of a conflict between the terms and conditions of these Standard Terms and Conditions and the Plan, the Plan controls. In the event of a conflict between the terms and conditions of these Standard Terms and Conditions and the LTCP, these Standard Terms and Conditions control. In the event of a conflict between the terms and conditions of the Plan and the LTCP, the Plan controls.
(i)    Any question concerning the interpretation of these Standard Terms and Conditions, the Term Sheet, the LTCP or the Plan, any adjustments required to be made hereunder, and any controversy that may arise under these Standard Terms and Conditions, the Term Sheet or the Plan shall be determined by the Administrator in its sole and absolute discretion. All decisions by the Administrator shall be final and binding.
(j)    To the extent not preempted by federal law, the validity, performance, construction and effect of this award shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.
(k)    By executing the Term Sheet, the Grantee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Grantee pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, the Award and the Common Stock via Company web site or other electronic delivery.
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